UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2008
PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On February 27, 2008, Pioneer Drilling Company (the “Company”) issued a press release announcing its results of operations for the quarter and the nine-month fiscal year ended December 31, 2007. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
We presented earnings before interest, taxes, depreciation and amortization (“EBITDA”) and drilling margin information in the press release furnished as an exhibit to this report, which are “non-GAAP” financial measures under Regulation G of the rules and regulations of the Securities and Exchange Commission (“Regulation G”). In the press release and in accordance with Regulation G, we included reconciliations of EBITDA and drilling margin to net earnings, which is the nearest comparable GAAP financial measure. However, because EBITDA and drilling margin are not prescribed by GAAP, it is not necessarily comparable to similar measures presented by other companies. We included EBITDA and drilling margin in the press release because we believe EBITDA and drilling margin provide investors and our management additional information to assist them in assessing our business and performance in comparison to other companies in the same industry.
The information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act or 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press release issued by Pioneer Drilling Company on February 27, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY
By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Executive Vice President, Chief Financial Officer and Secretary

Dated: February 27, 2008

Exhibit Index

Exhibit No.	Document Description

99.1	Press release issued by Pioneer Drilling Company on February 27, 2008.